UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

SOURCEFIRE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive

Columbia, Maryland 21046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 410-290-1616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2012 Annual Meeting of Stockholders of Sourcefire, Inc. (the “Company”) held on May 31, 2012, the Company’s stockholders voted on each of the three matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on April 10, 2012, as follows:

Election of Directors

Michael Cristinziano, Charles E. Peters, Jr. and Steven R. Polk were elected as directors of the Company to serve until the 2015 Annual Meeting of Stockholders as follows:

	For	Withheld	Broker Non-Votes
Michael Cristinziano	21,311,229	1,204,998	4,361,568
Charles E. Peters, Jr.	22,025,299	490,928	4,361,568
Steven R. Polk	21,311,759	1,204,468	4,361,568

Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure, as follows:

For	Against	Abstain	Broker Non-Votes
21,804,537	656,192	55,498	4,361,568

Ratification of Selection of Independent Auditors

The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012 was approved as follows:

For	Against	Abstain
26,559,091	279,558	39,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	SOURCEFIRE, INC.

	By:	/s/ Douglas W. McNitt Douglas W. McNitt General Counsel and Secretary